Exhibit 10.14

This instrument prepared by:

Ray D. Gibbons, Esq.

Gibbons Graham LLC

100 Corporate Parkway

Suite 125

Birmingham, Alabama 35242

LEASEHOLD DEED OF TRUST / DEED OF TRUST AND SECURITY AGREEMENT

THIS INSTRUMENT ALSO IS A UNIFORM COMMERCIAL CODE FINANCING STATEMENT WHICH IS BEING FILED AS A FIXTURE FILING IN ACCORDANCE WITH T.C.A. § 47-9-502. EACH BORROWER IS THE RECORD OWNER OF THE LAND OWNED BY SUCH BORROWER. THE COLLATERAL DESCRIBED HEREIN IS OR IS TO BECOME FIXTURES ON THE REAL ESTATE DESCRIBED HEREIN. THE NAMES AND ADDRESSES OF THE DEBTORS (“BORROWERS” HEREIN) AND SECURED PARTY (“BANK” HEREIN) ARE LISTED IN THE PREAMBLE OF THIS DEED OF TRUST.

THIS LEASEHOLD DEED OF TRUST / DEED OF TRUST AND SECURITY AGREEMENT (this “Deed of Trust”) is made and entered into as of July 10, 2013, by CHP KNOXVILLE PLAZA A MOB OWNER, LLC, a Delaware limited liability company (“Plaza A Borrower”), CHP KNOXVILLE PLAZA B MOB OWNER, LLC, a Delaware limited liability company (“Plaza B Borrower”), CHP CENTRAL WING ANNEX MOB OWNER, LLC, a Delaware limited liability company (“Central Wing Annex Borrower”), and CHP JEFFERSON COMMONS CONDO MOB OWNER, LLC, a Delaware limited liability company (“Jefferson Commons Borrower”), all of whose address is c/o CNL Healthcare Properties, Inc., 450 South Orange Avenue, Orlando, Florida 32861, Attention: Joseph T. Johnson and Holly J. Greer (Plaza A Borrower, Plaza B Borrower, Central Wing Annex Borrower and Jefferson Commons Borrower sometimes hereinafter referred to collectively as the “Borrowers” and each singularly as a “Borrower”), in favor of William L. Rosenberg, of Davidson County, Tennessee (the “Trustee”), said term referring always to the named Trustee and his/her successors in trust, for the use and benefit of REGIONS BANK, an Alabama banking corporation, whose address is 1900 5th Avenue North, Regions Center, 14th Floor, Birmingham, Alabama 35203, Attention: Healthcare Banking Group (the “Bank”). Any capitalized term used herein but not defined shall have the meaning ascribed to such term in that certain Credit Agreement of even date herewith among Borrowers and Bank (as amended from time to time, the “Credit Agreement”).

MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE RECORDING TAX PURPOSES IS $38,609,025.00

W I T N E S S E T H:

WHEREAS, Borrowers are justly indebted to Bank in the principal amount of Thirty-Eight Million Six Hundred Nine Thousand Twenty-Five and No/100 Dollars ($38,609,025.00), or such portion thereof as has been disbursed from time to time under the provisions of the

Credit Agreement, such indebtedness being evidenced by the Note, and payable to Bank with interest thereon as provided for in the Credit Agreement; and

WHEREAS, Borrowers desire to secure the Obligations, including, but not limited to, the obligations to pay the principal of and interest on the Note in accordance with the respective terms thereof or of the Credit Agreement, including any and all extensions, modifications, and renewals thereof and substitutions therefor, and to pay, repay or reimburse Bank for all amounts owing under any of the Loan Documents, including all Indemnified Losses and Default Costs.

NOW, THEREFORE, for and in consideration of Bank making the Loan and to secure the prompt payment and performance of the Obligations, each Borrower does hereby irrevocably and unconditionally grant, bargain, sell, convey, transfer, assign, warrant and set over to the Trustee and the Trustee’s successors, substitutes and assigns forever, in trust, with power of sale and right of entry and possession, for the benefit of Bank, all of such Borrower’s Interest in and to the following described land and interests in land, estates, easements, rights, improvements, personal property, fixtures, equipment, furniture, furnishings, appliances and appurtenances, whether now owned or hereafter acquired, and including replacements and additions thereto (herein referred to collectively as the “Mortgaged Property”):

(a) All of those certain tracts, pieces or parcels of land, and interests in land, located in the Counties of Knox and Jefferson in the State of Tennessee, more particularly described in Exhibits A-1 through A-4 attached hereto and by this reference made a part hereof (the “Land”);

(b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to said buildings, structures or improvements, and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property of every kind and nature whatsoever now or hereafter owned by any Borrower and located in, on or about, or used or intended to be used with or in connection with the construction, use, operation or enjoyment of the Mortgaged Property, including all extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds from a permitted sale of any of the foregoing, and all building materials and supplies of every kind now or hereafter placed or located on the Land (collectively the “Improvements”), all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Mortgaged Property as between the parties hereto and all Persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Deed of Trust;

(c) All easements, rights of way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all ground leases, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversions, and remainders whatsoever, in any way belonging, relating or appertaining to the Mortgaged

Property or any part thereof, or that hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by any Borrower;

(d) All rents, issues, profits, revenues and proceeds from any sale or other disposition of the Mortgaged Property, or any part thereof, from time to time accruing (including without limitation all payments under leases, ground leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits and escrow funds), and all of the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of any Borrower of, in and to the same;

(e) All leases (whether presently existing or hereafter made, whether written or verbal, and including any agreement for the letting of or for the use or occupancy of any part of the Mortgaged Property (collectively, the “Assigned Leases”), including each modification, extension, renewal and guaranty thereof), rents, issues, profits, revenues and proceeds from any sale, lease or other disposition of the Mortgaged Property, or any part thereof, from time to time accruing (including without limitation all payments under leases, ground leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits and escrow funds, and all claims and rights to the payment of money at any time arising in connection with any rejection or breach of any lease under Bankruptcy Law, including, without limitation, all the rents, issues, and profits now due and which may hereafter become due under or by virtue of the Assigned Leases (collectively, the “Rents”), together with all claims and rights to the payment of money at any time arising in connection with any rejection or breach of any of the Assigned Leases under Bankruptcy Law, including without limitation, all rights to recover damages arising out of such breach or rejection, all rights to charges payable by a tenant or trustee in respect of the leased premises following the entry of an order for relief under the Bankruptcy Law in respect of a tenant and all rentals and charges outstanding under the Assigned Lease as of the date of entry of such order for relief, and all of the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of any Borrower of, in and to the same;

(f) Plaza A Borrower’s leasehold estate and other interests of whatever kind, nature or description, and all rights, title and interest pertaining thereto, if any, under that certain Ground Lease dated April 13, 2004 between St. Mary’s Health System, Inc. (as landlord), and Knoxville Equity Partners, LLC (as tenant), (i) as amended pursuant to that certain First Amendment to Ground Lease dated April 15, 2008 between St. Mary’s Health System, Inc. and Knoxville Equity Partners, LLC, (ii) as assigned by Mercy Health Partners, Inc. (successor by name change to St. Mary’s Health System, Inc.) to Knoxville HMA Holdings, LLC pursuant to that certain Assignment and Assumption Agreement dated October 1, 2011, and (iii) as assigned by Knoxville Equity Partners, LLC to Plaza A Borrower pursuant to the Plaza A Assignment Documents, and as otherwise amended from time to time (the “Plaza A Ground Lease”);

(g) Plaza B Borrower’s leasehold estate and other interests of whatever kind, nature or description, and all rights, title and interest pertaining thereto, if any, under that certain Ground Lease dated December 12, 2007 between St. Mary’s Health System, Inc. (as landlord), and Emory Development Partners, LLC (as tenant), (i) as amended pursuant to that certain First Amendment to Ground Lease dated April 15, 2008 between St. Mary’s Health System, Inc. and Emory Development Partners, LLC, (ii) as amended pursuant to that certain Second Amendment to Ground Lease dated October 27, 2008 between St. Mary’s Health System, Inc. and Emory Development Partners, LLC, (iii) as assigned by Mercy Health Partners, Inc. (successor by name change to St. Mary’s Health System, Inc.) to Knoxville HMA Holdings, LLC pursuant to that certain Assignment and Assumption Agreement dated October 1, 2011, and (iv) as assigned by Emory Development Partners, LLC to Plaza B Borrower pursuant to the Plaza B Assignment Documents, and as otherwise amended from time to time (the “Plaza B Ground Lease”);

(h) Central Wing Annex Borrower’s leasehold estate and other interests of whatever kind, nature or description, and all rights, title and interest pertaining thereto, if any, under that certain Air Rights Lease Agreement dated March 27, 2003 between St. Mary’s Health System, Inc. (as landlord) and Jefferson Equity Partners, LLC (as tenant), (i) as amended pursuant to that certain First Amendment to Air Rights Lease dated October 8, 2003 between St. Mary’s Health System, Inc. and Jefferson Equity Partners, LLC, (ii) as assigned by Jefferson Equity Partners, LLC to Healthcare Equity Partners, LLC pursuant to that certain Assignment and Assumption of Air Rights Lease dated October 28, 2003, (iii) as amended pursuant to that certain Second Amendment to Air Rights Lease dated May 14, 2008 between St. Mary’s Health System, Inc. and Healthcare Equity Partners, LLC, (iv) as assigned by Healthcare Equity Partners, LLC to Oak Hill Partners, LLC pursuant to that certain Assignment and Assumption of Air Rights Lease dated July 29, 2011, (v) as assigned by Mercy Health Partners, Inc. (successor by name change to St. Mary’s Health System, Inc.) to Knoxville HMA Holdings, LLC pursuant to that certain Assignment and Assumption Agreement dated October 1, 2011, and (vi) as assigned by Oak Hill Partners, LLC to Central Wing Annex Borrower pursuant to the Central Wing Annex Assignment Documents, and as otherwise amended from time to time (the “Central Wing Annex Air Rights Lease”, and together with the Plaza A Ground Lease and the Plaza B Ground Lease, hereinafter referred to collectively as the “Ground Leases” and each singularly as a “Ground Lease”); and

(i) All of the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of each Borrower of, in and to any of the foregoing.

TO HAVE AND TO HOLD the Mortgaged Property and all parts, rights, members and appurtenances thereof, unto the Trustee, its successors and assigns, in trust forever, for the benefit of Bank and the successors, successors-in-title and assigns of Bank, forever; and each Borrower covenants that such Borrower is lawfully seized and possessed of such Borrower’s Interest in the Mortgaged Property as aforesaid and has good right to convey the same, that the same are unencumbered except for those matters expressly set forth in Exhibits A-1 through A-4 hereto, and each Borrower does warrant and will forever defend the title thereto against the claims of all Persons whomsoever, except as to those matters set forth in said Exhibit B.

The Lien of this Deed of Trust automatically will attach to any further, greater, additional or different estate, rights, titles or interests in or to any of the Mortgaged Property at any time hereafter acquired by any Borrower by whatsoever means and without any further action or filing or recording on the part of any Borrower or Bank or any other Person.

But this conveyance is made IN TRUST, with power of sale, to secure the Obligations in accordance with the terms of the Loan Documents, including any and all renewals, extensions and modifications thereof.

PROVIDED, HOWEVER, that should the Obligations be paid according to the tenor and effect thereof, and should Borrowers have performed all covenants contained in the Loan Documents and Bank shall not be obligated to extend further credit to Borrowers, then this Deed of Trust shall be canceled and released of record.

It is understood and agreed that with respect to the representations, warranties and covenants contained in this Deed of Trust, (i) such representations, warranties and covenants are made by each Borrower with respect to itself and not with respect to any other Borrower, and (ii) any representations, warranties or covenants as to any particular Mortgaged Property are made by the Borrower who is the owner of the applicable Mortgaged Property.

BORROWERS HEREBY COVENANT AND AGREE WITH BANK AS FOLLOWS:

ARTICLE I

1.01 Payment and Performance of Loan Documents. Borrowers will perform, observe and comply with all the provisions hereof, and of each of the other Loan Documents, including, but not limited to, the due and punctual payment by Borrowers of the principal amount due under the Note, together with interest thereon, and all other sums of money required to be paid by Borrowers pursuant to any one or more of the Loan Documents, without any deductions, credits or set offs whatsoever.

1.02 Ground Lease.

(a) Each Borrower shall promptly:

(1) Perform, observe and comply with all of the obligations, covenants and agreements required to be performed, observed and complied with by the lessee under the Ground Lease to which such Borrower is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder;

(2) Notify Bank of any material default in the performance or observance of any of the covenants or agreements on the part of such Borrower to be performed or observed by such Borrower under the Ground Lease to which such Borrower is a party, or the giving of any notice by the lessor under such Ground Lease to such Borrower (A) claiming such a default, or (B) of such lessor’s intention to exercise any remedy reserved to the lessor thereunder; and

(3) Cause a copy of each such notice given by such lessor to such Borrower to be delivered to Bank.

(b) In addition to any insurance required pursuant to this Deed of Trust or any other Loan Document, each Borrower will take out and continuously maintain in effect, or cause to be taken out and thereafter continuously maintained in effect, the insurance required to be maintained by the lessee under the Ground Lease to which such Borrower is a party. All such insurance policies shall name as additional insured Bank as its interest shall appear. All certificates evidencing the insurance so required to be carried by the Ground Leases and this Deed of Trust shall be deposited with Bank. Prior to the expiration or cancellation of any such policy, Borrowers will furnish to Bank evidence satisfactory to Bank that such policy has been renewed or replaced by another policy.

Each Borrower covenants, represents and warrants to Bank that so long as this Deed of Trust remains unsatisfied, it will comply with all the obligations required on its part to be performed under the Ground Lease to which such Borrower is a party. In the event that any Borrower fails or refuses to perform any of its obligations under the Ground Lease to which such Borrower is a party following the expiration of any applicable grace or cure period, Bank may, but shall not be obligated to, perform any and all such obligations of such Borrower under such Ground Lease, including, but not limited to, the payment of any or all rent and other sums due from such Borrower thereunder. Any costs or expenses incurred by Bank in performing the obligations of any Borrower under the Ground Lease to which such Borrower is a party, including any rent or other sums paid by Bank, shall constitute part of the Obligations and shall be secured hereby.

(c) If any Borrower shall fail to perform, observe or comply with any of the obligations, covenants or agreements required to be performed, observed or complied with by it under the Ground Lease to which such Borrower is a party following the expiration of any applicable grace or cure period, including, without limitation, payment of all ground rent and other charges due thereunder, Bank, after five (5) days’ written notice (except in emergencies or in situations where a failure sooner to perform or observe the same may result in a forfeiture under such Ground Lease) may, but shall not be obligated to, take such action as is appropriate to cause such covenants, agreements or obligations promptly to be performed, observed or complied with on behalf of such Borrower, including, but not limited to, the payment of any or all rent and other sums due from such Borrower thereunder, but no action so taken by Bank shall release any Borrower from any of its obligations under this Deed of Trust. Upon receipt by Bank from the lessor under any Ground Lease of any notice of default by the applicable Borrower thereunder that has not been cured within any applicable grace or cure period, Bank may rely thereon and take any such action as aforesaid to cure such default even though the existence of such default or the nature thereof may be questioned or denied by such Borrower or by any party on behalf of such Borrower. Any costs or expenses incurred by Bank in taking any action as provided for in this paragraph, including any rent or other sums paid by Bank, shall constitute part of the Obligations and shall be secured hereby.

(d) No Borrower shall surrender its leasehold estate under the Ground Lease to which such Borrower is a party, nor terminate or cancel the Ground Lease to which such Borrower is a party, and Borrower shall not modify, change, supplement, alter or amend in any material respect the Ground Lease to which such Borrower is a party, either orally or in writing, and any attempt on the part of any Borrower to exercise any such right without the consent of Bank shall be null and void.

(e) The fee title to the properties demised by each Ground Lease and the leasehold estate shall not merge, but always shall remain separate and distinct, notwithstanding the union of such estates either in the lessor or in the lessee under such Ground Lease or in a third party by purchase or otherwise.

(f) Each Borrower shall give Bank prompt notice of the commencement of any arbitration or appraisal proceeding pursuant to the Ground Lease to which such Borrower is a party. Bank shall have the right to intervene and participate in any such proceeding and each Borrower shall confer with Bank and its attorneys and experts and cooperate with them to the extent Bank deems reasonably necessary for the protection of Bank. Upon the request of Bank, each Borrower shall exercise all rights of arbitration or appraisal conferred upon it by the Ground Lease to which such Borrower is a party. If at the time any such proceeding shall be commenced, any Borrower shall be in default in the performance or observance of any covenant or agreement contained in the Ground Lease to which such Borrower is a party, or in this Deed of Trust, on the part of such Borrower to be performed or observed, beyond any applicable grace period, Bank shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of such Borrower the arbitrator(s) or appraiser(s) in such proceeding.

(g) Each Borrower shall use its reasonable efforts to obtain from the lessor under the Ground Lease to which such Borrower is a party, and deliver to Bank, within twenty (20) days after written request by Bank, a statement in writing certifying that such Ground Lease is unmodified and in full force and effect (or if modified, stating the modifications) and the dates to which the ground rent and other charges, if any, have been paid in advance, and stating whether or not, to the best knowledge of the signer of such certificate, such Borrower is in default in the performance of any covenant or agreement contained in such Ground Lease, and, if so, specifying each such default of which the signer may have knowledge.

(h) Each Borrower, at least six (6) months prior to the last day upon which such Borrower, as lessee under the Ground Lease to which such Borrower is a party, may validly exercise any option to renew or extend the term of such Ground Lease (but in no event earlier than permitted by the applicable Ground Lease), (i) duly shall exercise such option, and (ii) shall give immediate notice thereof to Bank; if such Borrower shall fail so to do, Bank shall have, and is hereby granted, the irrevocable right to exercise any such option, either in its own name and behalf, or in the name and behalf of such Borrower, as Bank shall in its sole discretion determine.

(i) Each Borrower promptly shall notify Bank of any change in ground rent payable by the lessee under the Ground Lease to which such Borrower is a party.

(j) In the event that any proceeds of insurance on any part of the Mortgaged Property, or any proceeds of any award for the taking by eminent domain of any part of the Mortgaged Property, shall be deposited with any Person pursuant to the requirements of any Ground Lease, the applicable Borrower promptly shall notify Bank of the name and address of such person and the amount so deposited.

1.03 Security Agreement. With respect to all personal property (the “Personal Property”) constituting part of the Mortgaged Property that is subject to Article 9 of the Uniform Commercial Code as enacted in the state where the Land is situated (the “UCC”), this Deed of Trust is hereby made and declared to be a security agreement encumbering each and every item or type of Personal Property listed herein or included herein as a part of the Mortgaged Property, in compliance with the provisions of the UCC, and each Borrower hereby grants to Bank a security interest in such Borrower’s Interest in said items and personal property. Each Borrower hereby authorizes Bank to file a financing statement or statements reciting this Deed of Trust to be a security agreement affecting all of such Borrower’s Interest in said Personal Property. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Deed of Trust, or otherwise in respect of an Event of Default hereunder, shall be (a) as prescribed herein, or (b) as prescribed by general Law, or (c) as prescribed by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at Bank’s sole election. Borrowers agree that the filing of such financing statement(s) in the records normally having to do with personal property shall not in any way affect the agreement of Borrowers and Bank that everything used in connection with the production of income from the Mortgaged Property or adapted for use therein or that is described or reflected in this Deed of Trust, is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real estate conveyed hereby regardless of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in an Exhibit to this Deed of Trust, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (A) the proceeds of any fire and/or hazard insurance policy, or (B) any award in eminent domain proceedings for taking or for loss of value, or (C) any Borrower’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Bank as determined by this instrument or affect the priority of Bank’s security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement(s) is solely for the protection of Bank in the event any court shall at any time hold, with respect to the foregoing items (A), (B), or (C), that notice of Bank’s priority of interest, to be effective against a particular class of persons, must be filed in the UCC records. This Deed of Trust may be filed as a financing statement in any office where Bank deems such filing necessary or desirable and Borrowers will promptly upon demand reimburse Bank for the costs therefor.

1.04 Use of Mortgaged Property. Each Borrower shall at all times operate the Mortgaged Property owned by such Borrower as medical offices and related uses. Borrowers shall not be permitted to alter or change the use of the Mortgaged Property without the prior written consent of Bank.

1.05 Conveyance of Mortgaged Property. Except as otherwise expressly permitted by the Credit Agreement, Borrowers shall not directly or indirectly encumber (by Lien, junior mortgage, or otherwise), pledge, convey, transfer or assign any or all of its interest in the Mortgaged Property, or any portion thereof, without the prior written consent of Bank.

1.06 Acquisition of Collateral. Except as otherwise expressly permitted by the Credit Agreement, Borrowers shall not acquire any Personal Property subject to any Lien taking precedence over the Lien of this Deed of Trust.

ARTICLE II

2.01 Events of Default. The term “Event of Default”, wherever used in this Deed of Trust, shall mean an “Event of Default” as defined in the Credit Agreement.

2.02 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the Obligations shall, at the option of Bank, immediately become due and payable as provided in the Credit Agreement, and no omission on the part of Bank to exercise such option when entitled to do so shall be construed as a waiver of such right.

2.03 Rights and Remedies.

(a) If an Event of Default shall have occurred, then in addition to the rights and remedies provided for under any other Loan Document or under applicable Law, then at the option of Bank this Deed of Trust may be foreclosed in any manner now or hereafter provided by Tennessee law, and to the extent provided or allowed by Tennessee law, Trustee or its agent, at the request of Bank, may sell the Mortgaged Property or any part of the Mortgaged Property at one or more public sales, after having first given notice of the time, place and terms of sale, as may be required by applicable Laws. At any such sale, Trustee may execute and deliver to the purchaser a conveyance of the Mortgaged Property or any part of the Mortgaged Property. Bank shall have the right to enforce any of its remedies set forth herein without notice to Borrowers, except for such notice as may be required by law. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels and in such manner or order as Bank or Trustee in its sole discretion may elect, and if Bank or Trustee so elects, Bank may sell the personal property covered by this Deed of Trust at one or more separate sales in any manner permitted by the UCC, and one (1) or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or the Obligations are paid in full. If the Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Bank at its option may exhaust the remedies granted under any of said security instruments or this Deed of Trust either concurrently or independently, and in such order as Bank may determine.

(b) Said sale may be adjourned by Trustee, or its agent, and reset at a later date without additional publication; provided that an announcement to that effect be made at the scheduled place of sale at the time and on the date the sale is originally set.

(c) In the event of any sale of the Mortgaged Property as authorized by this Section, all prerequisites of such sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the non-payment or non-performance of the Obligations or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as prima facie evidence that the facts so stated or recited are true.

(d) If an Event of Default shall have occurred, Bank may, in addition to and not in abrogation of the rights covered under Subparagraph (a) of this Section, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy to pursue any other remedy available to it, all as Bank in its sole discretion shall elect.

2.04 Purchase by Bank. Upon any foreclosure sale or sale of all or any portion of the Mortgaged Property under the power herein granted, Bank may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Obligations as a credit to the purchase price.

2.05 Borrower as Tenant Holding Over. In the event of any such foreclosure sale or sale under the powers herein granted, any Borrower (if such Borrower shall remain in possession) and all Persons holding under such Borrower shall be deemed tenants holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of Law applicable to tenants holding over.

2.06 Waiver of Appraisement, Valuation, Etc. Each Borrower agrees, to the full extent permitted by law, that in case of a Default on the part of such Borrower hereunder, neither such Borrower nor anyone claiming through or under such Borrower hereunder will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the absolute sale of the Mortgaged Property owned by such Borrower, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and each Borrower, for itself and all who may at any time claim through or under it, hereby waives and renounces to the full extent that it may lawfully so do so, the benefit of all such laws, and any and all right to have the assets subject to the security interest of this Deed of Trust marshaled upon any foreclosure or sale under the power herein granted. Without limiting the generality of the foregoing, this waiver is intended to include a waiver of all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, including but not limited to the equity of redemption and the statutory right of redemption and all rights of each Borrower expressed in T.C.A. § 66-8-101, et seq., as the same may be amended from time to time.

2.07 Waiver of Homestead. Each Borrower hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the Laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Obligations, or any part thereof.

2.08 Leases. Bank, at its option, is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by any Borrower, a defense to any proceeding instituted by Bank to collect the sums secured hereby.

2.09 Discontinuance of Proceedings. In case Bank shall have proceeded to enforce any right, power or remedy under this Deed of Trust by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Bank, then in every such case, Borrowers and Bank shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Bank shall continue as if no such proceedings had occurred.

ARTICLE III

3.01 Successor Trustee. The powers of the Trustee hereunder may be exercised by the Trustee named herein or any successor Trustee and in the event of the resignation, death, incapacity, disability or removal of any Trustee hereunder or in the event Bank for any reason may deem it appropriate, Bank may, by instrument executed, acknowledged and recorded in the same Registry Office or Offices as this Deed of Trust is recorded, designate and appoint one (1) or more substitute Trustees in the place and stead of the Trustee, the substituted Trustee(s) to thereupon be vested with all the powers, rights, authority and duties vested in his predecessor.

3.02 Action by Trustee. The Trustee named herein shall be clothed with full power to act when action hereunder shall be required, and to execute any conveyance of the Mortgaged Property. In the event that the substitution of a Trustee shall become necessary for any reason, the substitution of one trustee in the place of those or any of those named herein shall be sufficient; however, more than one Trustee may be named. The term “Trustee” shall be construed to mean “Trustees” whenever the sense requires. Trustee is hereby released from all obligations imposed by statute which can be waived. The necessity of the Trustee herein named, or any successor in trust, making oath or giving bond, is expressly waived.

3.03 Employment of Agents. The Trustee, or any one acting in his stead, shall have, in his discretion, authority to employ all proper agents and attorneys in the execution of this trust and/or in the conducting of any sale made pursuant to the terms hereof, and to pay for such services rendered out of the proceeds of the sale of the Mortgaged Property, should any be realized; and if no sale be made or if the proceeds of sale be insufficient to pay the same, then Borrowers hereby undertake and agree to pay the cost of such services rendered to said Trustee. The Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon.

3.04 Indemnification of Trustee. If the Trustee shall be made a party to or shall intervene in any action or proceeding affecting the Mortgaged Property or the title thereto, or the interest of the Trustee or Bank under this Deed of Trust, the Trustee and Bank shall be reimbursed by Borrowers, immediately and without demand, for all costs, charges and attorneys’ fees incurred by him or either of them in any such case, and the same shall be secured hereby as a further Lien upon the Mortgaged Property.

3.05 Successors and Assigns. This Deed of Trust shall inure to the benefit of and be binding upon Borrowers, Trustee and Bank and their respective heirs, executors, legal representatives, successors, successors in title, and assigns. Whenever a reference is made in this Deed of Trust to “Borrowers”, “Trustee” or “Bank”, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors, successors in title and assigns of Borrowers, Trustee or Bank, as the case may be, but shall not imply any permission to make or permit any transfer which is otherwise prohibited. In the event of the death, dissolution, absence, inability or refusal to act of Trustee, or for any other reason, Bank at any time and from time to time shall have the right to name and appoint, by instrument in writing recorded in the appropriate records in the office(s) in which this Deed of Trust is recorded, a successor to execute this trust, who shall be vested with all of the right, title, estate, powers, privileges and duties of the above named Trustee without the necessity of any conveyance from the above named Trustee or any successor.

3.06 Applicable Law. This Deed of Trust shall be interpreted, construed and enforced according to the laws of the State of Tennessee without regard to that state’s conflict of laws principles.

3.07 Notices. All notices provided for herein shall be given and deemed received when given and received in accordance with the terms of the Credit Agreement.

3.08 Assignment. This Deed of Trust is assignable by Bank and any assignment of this Deed of Trust by Bank shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Bank.

3.09 Future Advances. Upon request of Borrowers, Bank, at Bank’s option so long as this Deed of Trust secures indebtedness held by Bank, may make future advances to Borrowers. Such future advances, with interest thereon, shall be secured hereby if made under the terms of this Deed of Trust or the other Loan Documents, or if made pursuant to any other promissory note, instrument or agreement stating that sums advanced thereunder are secured hereby.

3.10 Entire Agreement. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

* * * * *

IN WITNESS WHEREOF, this instrument has been duly executed and effective as of the day and year first above written.

CHP KNOXVILLE PLAZA A MOB OWNER, LLC,
a Delaware limited liability company

By:	/s/ Steven M. Wortman
Steven M. Wortman, Senior Vice President

CHP KNOXVILLE PLAZA B MOB OWNER, LLC,
a Delaware limited liability company

By:	/s/ Steven M. Wortman
Steven M. Wortman, Senior Vice President

CHP CENTRAL WING ANNEX MOB OWNER, LLC,
a Delaware limited liability company

By:	/s/ Steven M. Wortman
Steven M. Wortman, Senior Vice President

CHP JEFFERSON COMMONS CONDO MOB OWNER, LLC,
a Delaware limited liability company

By:	/s/ Steven M. Wortman
Steven M. Wortman, Senior Vice President

STATE OF FLORIDA

COUNTY OF ORANGE

PERSONALLY appeared before me, the undersigned authority, a Notary Public in and for said County and State, Steven M. Wortman, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence and who upon oath, acknowledged himself to be the Senior Vice President of CHP Knoxville Plaza A MOB Owner, LLC, a Delaware limited liability company, the within named bargainor, and that he, as such officer, being authorized so to do, executed the within instrument for the purposes therein contained, by signing the name of the limited liability company by himself/herself as such officer.

WITNESS my hand and official seal at office in Orange County, Florida this 27th day of July, 2013.

My Commission Expires:	/s/ Tresa R. Bagwell
August 23, 2013	Tresa R. Bagwell, Notary Public

STATE OF FLORIDA

COUNTY OF ORANGE

PERSONALLY appeared before me, the undersigned authority, a Notary Public in and for said County and State, Steven M. Wortman, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence and who upon oath, acknowledged himself to be the Senior Vice President of CHP Knoxville Plaza B MOB Owner, LLC, a Delaware limited liability company, the within named bargainor, and that he, as such officer, being authorized so to do, executed the within instrument for the purposes therein contained, by signing the name of the limited liability company by himself/herself as such officer.

WITNESS my hand and official seal at office in Orange County, Florida this 27th day of July, 2013.

My Commission Expires:	/s/ Tresa R. Bagwell
August 23, 2013	Tresa R. Bagwell, Notary Public

STATE OF FLORIDA

COUNTY OF ORANGE

PERSONALLY appeared before me, the undersigned authority, a Notary Public in and for said County and State, Steven M. Wortman, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence and who upon oath, acknowledged himself to be the Senior Vice President of CHP Central Wing Annex MOB Owner, LLC, a Delaware limited liability company, the within named bargainor, and that he, as such officer, being authorized so to do, executed the within instrument for the purposes therein contained, by signing the name of the limited liability company by himself/herself as such officer.

WITNESS my hand and official seal at office in Orange County, Florida this 27th day of July, 2013.

My Commission Expires:	/s/ Tresa R. Bagwell
August 23, 2013	Tresa R. Bagwell, Notary Public

STATE OF FLORIDA

COUNTY OF ORANGE

PERSONALLY appeared before me, the undersigned authority, a Notary Public in and for said County and State, Steven M. Wortman, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence and who upon oath, acknowledged himself to be the Senior Vice President of CHP Jefferson Commons Condo MOB Owner, LLC, a Delaware limited liability company, the within named bargainor, and that he, as such officer, being authorized so to do, executed the within instrument for the purposes therein contained, by signing the name of the limited liability company by himself/herself as such officer.

WITNESS my hand and official seal at office in Orange County, Florida this 27th day of July, 2013.

My Commission Expires:	/s/ Tresa R. Bagwell
August 23, 2013	Tresa R. Bagwell, Notary Public

EXHIBIT A-1

LEGAL DESCRIPTION

[Intentionally Omitted]

EXHIBIT A-2

LEGAL DESCRIPTION

[Intentionally Omitted]

EXHIBIT A-3

LEGAL DESCRIPTION

[Intentionally Omitted]

EXHIBIT A-4

LEGAL DESCRIPTION

[Intentionally Omitted]

EXHIBIT B

EXCEPTIONS

[Intentionally Omitted]